SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 15, 2007

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 3.02.	Unregistered Sales of Equity Securities.

During the third fiscal quarter started July 1, 2007, Millennium Biotechnologies Group, Inc. (the “Company”) issued 15,189,474 shares of its Common Stock, par value $.001 per share, to various accredited investors for the total purchase price of $2,276,920, as described below. Such shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

On July 2, 2007, the Company entered into a Subscription Agreement with an individual purchaser, pursuant to which the Company sold to such investor 360,000 shares of the Company’s Common Stock for a total purchase price of $45,000. In connection with the sale of such shares, the Company paid commissions in the amount of $4,500. Thereafter, on August 27, 2007, the Company entered into another Subscription Agreement with the same individual purchaser, pursuant to which the Company sold to such investor 200,000 shares of the Company’s Common Stock for a total purchase price of $25,000. In connection with the sale of such shares, the Company paid commissions in the amount of $2,500.

On July 10, 2007, the Company entered into a Subscription Agreement with an individual purchaser, pursuant to which the Company sold to such investor 333,334 shares of the Company’s Common Stock for a total purchase price of $50,000. In connection with the sale of such shares, the Company paid commissions in the amount of $5,000.

On July 19, 2007, the Company entered into a Subscription Agreement with an individual purchaser, pursuant to which the Company sold to such investor 66,667 shares of the Company’s Common Stock for a total purchase price of $10,000. In connection with the sale of such shares, the Company paid commissions in the amount of $1,000. Thereafter, on August 31, 2007, the Company entered into another Subscription Agreement with the same individual purchaser, pursuant to which the Company sold to such investor 100,000 shares of the Company’s Common Stock for a total purchase price of $12,500. In connection with the sale of such shares, the Company paid commissions in the amount of $1,250.

On July 26, 2007, the Company entered into a Subscription Agreement with an individual purchaser, pursuant to which the Company sold to such investor 500,000 shares of the Company’s Common Stock for a total purchase price of $50,000. In connection with the sale of such shares, the Company paid commissions in the amount of $5,000.

On August 7, 2007, the Company entered into a Subscription Agreement with an individual purchaser, pursuant to which the Company sold to such investor 62,806 shares of the Company’s Common Stock for a total purchase price of $9,420. In connection with the sale of such shares, the Company paid commissions in the amount of $1,000.

On August 15, 2007, the Company entered into a Subscription Agreement with a purchaser, pursuant to which the Company sold to such investor 8,000,000 shares of the Company’s Common Stock for a total purchase price of $1,000,000. In addition in connection with the sale of such shares of Common Stock, the Company agreed to pay commission in the form of (a) 2,000,000 shares of its Common Stock and (b) warrants to purchase 2,000,000 shares of its Common Stock at a price of $0.15 per share, as well as $50,250.

On August 21, 2007, the Company entered into a Subscription Agreement with an individual purchaser, pursuant to which the Company sold to such investor 166,667 shares of the Company’s Common Stock for a total purchase price of $25,000. In connection with the sale of such shares, the Company paid commissions in the amount of $2,500.

On August 31, 2007, the Company entered into a Subscription Agreement with a purchaser, pursuant to which the Company sold to such investor 400,000 shares of the Company’s Common Stock for a total purchase price of $50,000. In connection with the sale of such shares, the Company paid commissions in the amount of $5,000.

On August 31, 2007, the Company entered into a Subscription Agreement with an individual purchaser, pursuant to which the Company sold to such investor 5,000,000 shares of the Company’s Common Stock for a total purchase price of $1,000,000.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release of Millennium Biotechnologies Group, Inc., dated September 7, 2007 (filed herewith)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2007

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

/s/ Jerry E. Swon
Name: Jerry E. Swon
Title: CEO